UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 25, 2026

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
NYSE Texas
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, Gary W. Mize, a member of the Board of Directors (the “Board”) of Darling Ingredients Inc. (the “Company”) since 2016, notified the Board that he plans to retire from the Board effective at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). Mr. Mize will remain a director and maintain his roles as Lead Director and Chairman of the Nominating and Corporate Governance Committee through the 2026 Annual Meeting.

On February 25, 2026, the Board elected Robert Aspell to the Board effective immediately. In connection with Mr. Aspell’s election to the Board, the size of the Board was increased to eleven members. In addition, Mr. Aspell was appointed to the Board’s Audit Committee. The Board has determined that Mr. Aspell is an independent director under the applicable New York Stock Exchange listing standards and the Company’s Corporate Governance Guidelines.

In connection with his service as a director, Mr. Aspell will receive the Company’s standard non-employee director compensation, which currently consists of an annual retainer equal to $100,000, paid in quarterly installments, and an annual grant of $150,000 in value of restricted stock units, with Mr. Aspell to receive a prorated amount of such grant, with the number of restricted stock units granted to be based on the closing price of our common stock on the date of his appointment to the Board. In addition, the Company will enter into its standard form of Indemnification Agreement for directors and executive officers with Mr. Aspell, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 25, 2008.

Mr. Aspell is a retired food and agribusiness executive with Cargill, Incorporated, where he worked for over 40 years. Prior to his retirement, he served as Cargill Asia Pacific President and Ag Supply Chain Group Leader, from 2018 to 2024, in Shanghai, China, with responsibility for supply chain and business development, including overseeing expansion and integration projects, as well as mergers and acquisitions. He also previously held leadership positions with Cargill, Incorporated in Egypt and Mexico and various trading positions.

There is no arrangement or understanding between Mr. Aspell and any other persons pursuant to which he was selected as a director, nor are there any transactions in which Mr. Aspell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. Mize’s upcoming retirement and Mr. Aspell’s election to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1    Press Release dated February 25, 2026.
104     Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: February 25, 2026	By:	/s/ Nick Kemphaus
Nick Kemphaus
Executive Vice President, General Counsel

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